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                                                                       EXHIBIT 4
                              AGREEMENT TO BE BOUND

      WHEREAS Whitecastle Investments Limited ("Whitecastle") and Alcatel are parties to a letter agreement dated the date hereof (the "Agreement") in respect of 2,464,927 common shares in the capital of ImagicTV Inc. held as of the date thereof by Whitecastle (the "Shares"); and

      WHEREAS pursuant to Section 3.1(2) of the Agreement, Whitecastle wishes to transfer Shares (the "Transferred Shares") to the undersigned and Alcatel has consented to such transfer, as required by the Agreement, subject to the entry by the undersigned into this Agreement;

      NOW THEREFORE in consideration of the consent by Alcatel to the transfer of the Transferred Shares from Whitecastle to the undersigned, immediately effective upon the transfer to the undersigned of the Transferred Shares, the undersigned hereby agrees to become a party to and to be bound by the Agreement in the same manner as if it had been an original party (as a "Shareholder" as defined therein) to such Agreement.

DATED this ________ day of ______________, 2003.

Name of Transferee (please print):        Signature:

                                          By:
                                             -----------------------------
                                             Name:
                                             Title: